Exhibit 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form F-1/A-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Locate Technologies Inc.

DATED this 13th day of October, 2006.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak